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                           INDEMNITY AGREEMENT
                           ___________________


     This Agreement is made as of the 18th day of October 1994,
                                      ____        _______
by and between Infinity Broadcasting Corporation, a Delaware corporation (the "Corporation"), and Jeffrey Sherman, residing in Larchmont, New York ("Sherman").

     Sherman is currently serving as a Director of the Corporation, and the Corporation desires Sherman to continue in such capacity. Under the terms and conditions specified herein, Sherman is willing to continue to serve the Corporation in such capacity.

     In addition to the indemnification of Sherman under the Certificate of Incorporation and by-laws of the Corporation and otherwise under applicable law, and as additional consideration for Sherman's service, the Corporation has obtained director and officer liability insurance to protect Sherman in connection with such service.

     Sherman has indicated his concern that indemnification under the Corporation's Certificate of Incorporation and by-laws and otherwise under applicable law may not be adequate to protect him against the risks associated with his service to the Corporation.

     In order to induce Sherman to continue to serve as a director of the Corporation, and in consideration of such continued service and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), the Corporation hereby agrees to indemnify Sherman as follows:

     1. The Corporation will pay on behalf of Sherman and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of any claim or claims threatened or made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director of the Corporation, including any act or omission or neglect or breach of duty that occurred prior to the effective date of this Agreement, and solely because of his acting in such capacity.
The payments which the Corporation will be obligated to make hereunder shall include, inter alia, damages, judgements,
                         __________
settlements and costs, cost of investigation and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.


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     2.   If a claim under this Agreement is not paid by the
Corporation, or on its behalf, within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     3. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Sherman who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.

     4. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against Sherman:

          (a)  for which payment is actually made to Sherman
under a valid and collectible insurance policy maintained by     the
Corporation, except in respect of any excess beyond the amount of payment under such insurance;

          (b) based upon or attributable to Sherman or any member of his immediate family directly or indirectly gaining in fact any personal profit or advantage to which he was not legally entitled;

          (c) for any accounting of profits made from the purchase or sale by Sherman of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

          (d) based upon or attributable to the dishonesty of Sherman in respect of the matter as which he is seeking payment hereunder, provided that Sherman shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Sherman shall establish that he committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;

          (e) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property, including loss of use thereof caused directly by Sherman; or

          (f) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy.


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     5.   Sherman shall give to the Corporation notice in writing
as soon as reasonably practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Sherman will further notify and reasonably cooperate with the Corporation in the selection of counsel (or will select counsel of his own choice that is reasonably satisfactory to the Corporation) and in the incurrence of costs and expenses in defending or investigating any claim for which indemnity may be sought hereunder. Sherman shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Sherman power. Notice to the Corporation shall be directed to the Corporation at 600 Madison Avenue, New York, New York 10022, Attention: President (or such other address as the Corporation shall designate in writing to Sherman), with a copy to Rick Bohm, Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022.

     6.   This Agreement is being entered into pursuant to
section 145(f) of the General Corporation Law of Delaware and as such is intended to be supplemental to any other rights to indemnification available to Sherman and is not intended to be restricted by the provisions of clauses (a) and (b) of such section 145. Nothing herein shall be deemed to diminish or otherwise restrict Sherman's right to indemnification under any provision of the certificate of incorporation or by-laws of the Corporation, under any statutory provisions or pursuant to any director and officer liability insurance.

     7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              INFINITY BROADCASTING CORPORATION



                              BY _______________________________
                                 Title



                                 _______________________________
                                 Jeffrey Sherman
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